Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports relating to the consolidated financial statements of Kensey Nash Corporation and Subsidiaries and the effectiveness of the internal control over financial reporting dated September 15, 2008, appearing in the Annual Report on Form 10-K of Kensey Nash Corporation and Subsidiaries for the year ended June 30, 2008.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania
December 22, 2008